UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of Principal Executive Offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On June 9, 2020, One Stop Systems, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K) with the Securities and Exchange Commission reporting the appointments of Sita M. Lowman, Greg W. Matz, and Gioia Messinger to the Company’s Board of Directors (the “Board”), effective July 1, 2020. At the time of the Original 8-K, the Board had not made any determinations regarding committee assignments for Mrs. Lowman, Mr. Matz, and Ms. Messinger.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Original 8-K to provide an update on the committee assignments. No other amendments are being made to the Original 8-K by this Amendment No. 1. This Amendment No. 1 should be read in conjunction with the Original 8-K which provides information about the directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, the Board determined the committee assignments for Mrs. Lowman, Mr. Matz, and Ms. Messinger. In conjunction with these assignments, the Board also made certain other changes to the committee assignments of directors Ms. Kimberly Sentovich, Mr. Kenneth Potashner and Mr. Jack Harrison.

As a result, and effective as of July 1, 2020, the committees of the Board are comprised as follows:

•	Audit Committee – Ms. Sentovich (Chairperson), Mrs. Lowman, Mr. Matz, and Ms. Messinger

•	Compensation Committee – Mr. Potashner (Chairperson), Ms. Sentovich, and Ms. Messinger

•	Nominating and Corporate Governance Committee – Mr. Harrison (Chairperson), Mr. Matz, and Mr. Potashner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: July 8, 2020	By:	/s/ David Raun
David Raun
President and Chief Executive Officer